EXHIBIT 10.62



                   FIRST INVESTORS FINANCIAL SERVICES, INC.,
                                   as Seller,

                    FIRST INVESTORS SERVICING CORPORATION,
                                  as Servicer,

                     FIRST INVESTORS AUTO INVESTMENT CORP.
                                  as Depositor,

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                              as Indenture Trustee

                                       and

                    FIRST INVESTORS AUTO OWNER TRUST 2000-A


                         ----------------------------


                          SALE AND ALLOCATION AGREEMENT
                           Dated as of January 1, 2000


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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1.      Definitions............................................1
      SECTION 1.2.      Other Definitional Provisions.........................17

                                   ARTICLE II
                                 TRUST PROPERTY

      SECTION 2.1.      Conveyance of Trust Property..........................18
      SECTION 2.2.      Representations and Warranties of
                              the Seller as to the Contracts..................20
      SECTION 2.3.      Repurchase by Seller upon Breach......................25

                                   ARTICLE III
DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

      SECTION 3.1.      Accounts..............................................25
      SECTION 3.2.      Collections...........................................27
      SECTION 3.3.      Application of Collections............................28
      SECTION 3.4.      Additional Deposits...................................28
      SECTION 3.5.      Determination Date Calculations; Application of
                        Available Funds.......................................28
      SECTION 3.6.      Reserve Account.......................................33
      SECTION 3.7.      Statements to Noteholders.............................35
      SECTION 3.8.      Control of Securities Accounts........................36
      SECTION 3.9.      Policy Matters........................................37

                                   ARTICLE IV
                                   THE SELLER

      SECTION 4.1.      Representations and Warranties
                              of Seller.......................................37
      SECTION 4.2.      Liability of Seller; Indemnities......................39
      SECTION 4.3.      Merger or Consolidation of, or Assumption
                              of the Obligations of, Seller...................41
      SECTION 4.4.      Limitation on Liability of Seller
                              and Others......................................41
      SECTION 4.5.      Seller May Own Notes..................................42

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

      SECTION 5.1.      Amendment.............................................42
      SECTION 5.2.      Protection of Title to Trust..........................44

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      SECTION 5.3.      Governing Law.........................................46
      SECTION 5.4.      Notices...............................................47
      SECTION 5.5.      Severability of Provisions............................47
      SECTION 5.6.      Assignment............................................47
      SECTION 5.7.      Further Assurances....................................47
      SECTION 5.8.      No Waiver; Cumulative Remedies........................48
      SECTION 5.9.      Third-Party Beneficiaries.............................48
      SECTION 5.10.     Actions by Noteholders................................48
      SECTION 5.11.     Counterparts..........................................48
      SECTION 5.12.     Agent for Service.....................................48
      SECTION 5.13.     No Bankruptcy Petition................................49
      SECTION 5.14.     Limitation of Liability of Owner
                              Trustee and Indenture Trustee...................49
      SECTION 5.15.     Certain Rights of the Insurer.........................50

                                       ii
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                                    SCHEDULES

SCHEDULE 1  Schedule of Initial Contracts
SCHEDULE 2  Location of Contract Files

                                    EXHIBITS

EXHIBIT A         Form of Monthly Servicer Report
EXHIBIT B         Form of Statement to Noteholders
EXHIBIT C         Credit and Collection Policy
EXHIBIT D         Offering Memorandum
EXHIBIT E         Form of Originator Agreement

                                      iii
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            SALE AND ALLOCATION AGREEMENT, dated as of January 1, 2000 (as amended, supplemented or otherwise modified and in effect from time to time, this "AGREEMENT"), by and among FIRST INVESTORS AUTO OWNER TRUST 2000-A, a Delaware business trust (the "TRUST"), FIRST INVESTORS FINANCIAL SERVICES, INC., a Texas corporation, as seller (the "SELLER"), FIRST INVESTORS AUTO INVESTMENT CORP., as depositor (the "DEPOSITOR") NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee, and FIRST INVESTORS SERVICING CORPORATION ("FISC"), a Georgia corporation, as Servicer (together with its successors and assigns in such capacity, the "SERVICER").

            WHEREAS, the Trust desires to purchase the Contracts purchased by the Seller in the ordinary course of business;

            WHEREAS, the Seller is willing to sell the Contracts to the Trust as of the date hereof; and

            WHEREAS, FISC is willing to service such Contracts on behalf of the Trust;

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            1.1. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, whenever capitalized shall have the following meanings:

            "ADDITIONAL NOTE INTEREST" shall mean, for any Payment Date, the sum of (i) all accrued but unpaid Monthly Note Interest for previous Payment Dates PLUS (ii) to the extent permitted by law, interest on such accrued but unpaid Monthly Note Interest at the Note Rate.

            "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, "CONTROL" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

            "AMOUNT FINANCED" shall mean, with respect to any Contract, the aggregate amount advanced to the related Obligor under such Contract toward the purchase price of the Financed Vehicle and any related costs.
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            "APPLICABLE TAX STATE" shall mean, as of any date of
determination,(i) any state in which the Owner Trustee maintains the Corporate Trust Office, (ii) any state in which the Owner Trustee maintains its principal executive offices and (iii) any state in which the Servicer regularly conducts servicing and collection activities(other than purely ministerial activities) with respect to a material portion of the Contracts.

            "APR" shall mean, with respect to any Contract, the annual percentage rate of interest stated in such Contract.

            "AVAILABLE FUNDS" shall mean, for any Payment Date, (i) all Obligor payments received with respect to the Contracts during the preceding Collection Period, (ii) all Liquidation Proceeds received with respect to the Contracts during the preceding Collection Period, (iii) all interest earned on funds on deposit in the Collection Account during the preceding Collection Period, (iv) the Purchase Amount for all Contracts that became Purchased Contracts during the preceding Collection Period and (v) all prepayments received with respect to the Contracts during the preceding Collection Period attributable to any refunded item included in the Amount Financed (including amounts received as a result of rebates of extended warranty contract costs and insurance premiums and proceeds received under physical damage, credit life and credit disability insurance policies); PROVIDED, HOWEVER, that Available Funds for any Payment Date shall not include any payments or other amounts (including Liquidation Proceeds) received with respect to any Purchased Contract the Purchase Amount for which was included in Available Funds for a previous Payment Date.

            "BACK-UP SERVICER" shall mean Norwest Bank Minnesota, National Association, a national banking association, in its capacity as back-up servicer, and its successors and assigns in such capacity.

            "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Wilmington, Delaware, Houston, Texas, Minneapolis, Minnesota or Atlanta, Georgia are authorized or obligated by law, executive order or governmental decree to remain closed.

            "CLOSING DATE" shall mean January 24, 2000.

            "COLLECTION ACCOUNT" shall mean the account established and maintained as such pursuant to Section 3.1(a).

            "COLLECTION PERIOD" shall mean each calendar month during the term of this Agreement or, in the case of the initial Collection Period, the period from but excluding the Cutoff Date to and including January 31, 2000.

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            "CONTRACT" shall mean a retail installment sale contract or promissory note and security agreement identified on the Contract Schedule (as such contract may be amended, supplemented or otherwise modified and in effect from time to time).

            "CONTRACT FILE" shall mean, with respect to any Contract:

                  (i)  the original, executed copy of such Contract; and

                  (ii) the original certificate of title for the related Financed Vehicle or such other documents that the Servicer or the Seller shall keep on file, in accordance with its customary practices and procedures, and in accordance with applicable state title registration agency procedures evidencing the security interest of the Seller in such Financed Vehicle.

            "CONTRACT SCHEDULE" shall mean the list identifying the Contracts attached as Schedule 1 to this Agreement (which list may be in the form of microfiche or compact disk).

            "CORPORATE TRUST OFFICE" shall mean, as applicable, (i) the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - Asset-Backed Administration, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee and the Seller, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Owner Trustee and the Seller or (ii) the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 1011 Centre Road, Suite 200, Wilmington, DE 19805-1266, Attention: Corporate Trust, or at such other address as the Owner Trustee may designate from time to time by notice to the Indenture Trustee and the Seller, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Indenture Trustee and the Seller.

            "CREDIT AND COLLECTION POLICY" shall mean the credit and collection policy of the Seller substantially in the form attached hereto as Exhibit C as amended and restated from time to time with the consent of the Insurer and in accordance with the Transaction Documents.

            "CUMULATIVE NET LOSS RATE" means the ratio of (i) cumulative Net Losses for the related Collection Period and all preceding Collection Periods to
(ii) the Pool Balance as of the Cutoff Date.

            "CUSTODIAN" means Norwest Bank Minnesota, National Association, in its capacity as custodian pursuant to the Indenture.

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            "CUTOFF DATE" shall mean December 31, 1999.

            "DEFAULTED CONTRACT" shall mean any Contract as to which the first of any of the following has occurred (i) a scheduled payment, or any portion thereof in excess of $10.00, is more than 120 days delinquent (or if the related obligor is insolvent or has sought protection under the United States Bankruptcy Code and such Contract is more than 180 days delinquent), (ii) 90 days have elapsed since the Servicer repossessed the Financed Vehicle, (iii) the related Financed Vehicle has been repossessed and sold, or (iv) consistent with the Servicer's Credit and Collection Policy, has been or should be written off as uncollectible.

            "DELINQUENT CONTRACT" means the entire principal balance of any Contract (other than a Defaulted Contract) as to which more than ten dollars of any scheduled payment remains unpaid for more than 30 days from the date at which it is contractually due and payable.

            "DELINQUENCY RATIO" means, with respect to any date of determination, the ratio (expressed as a percentage) of (i) the Principal Balance of Contracts that were Delinquent Contracts at the end of the preceding Collection Period to (ii) the Principal Balance of all Contracts at the end of such preceding Collection Period.

            "DEPOSITOR" shall have the meaning specified in the Trust Agreement.

            "DEPOSITOR ACCOUNT" shall mean the account established and maintained as such pursuant to Section 3.1(c).

            "DETERMINATION DATE" shall mean the third Business Day preceding each Payment Date commencing on February 10, 2000.

            "ELIGIBLE INVESTMENTS" shall mean, on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the next Payment Date which evidence:

            (1) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America;

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            (2) demand deposits, time deposits, bankers' acceptances or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; PROVIDED, HOWEVER, that, at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations from each of the Rating Agencies in the highest investment category granted thereby;

            (3) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (4) short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof; PROVIDED, HOWEVER, that, at the time of the investment or contractual commitment to invest therein, the short-term unsecured debt obligations thereof shall have a rating from each of the Rating Agencies in the highest investment category granted thereby;

            (5) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

            (6) guaranteed investment contracts issued by an insurance company or other corporation acceptable to the Rating Agencies and the Insurer (provided that no Insurer Default shall have occurred and be continuing);

            (7) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor); and

            (8) any other investment approved by the Insurer in writing (provided that no Insurer Default shall have occurred and be continuing) and with respect to which the Trust or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment will not result in a withdrawal or downgrading of the ratings on the Notes.

            Each of the Eligible Investments may be purchased by or through the Indenture Trustee or an Affiliate thereof.

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            "ELIGIBLE INSTITUTION" shall mean the corporate trust department of the Indenture Trustee or the corporate trust department of any other depository institution organized under the laws of the United States of America or any state thereof or the District of Columbia or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof or the District of Columbia qualified to take deposits and subject to supervision and examination by federal or state banking authorities which at all times has either a long-term unsecured debt rating of at least Baa3 from Moody's or a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to the Rating Agencies and the Insurer (provided that no Insurer Default shall have occurred and be continuing) and whose deposits are insured by the Federal Deposit Insurance Corporation.

            "ELIGIBLE SERVICER" shall mean First Investors Servicing Corporation, as initial Servicer, and any other Person which, at the time of its appointment as Servicer, (i) is approved in writing by the Insurer, (provided that no Insurer Default shall have occurred and be continuing) (ii) has a net worth of not less than $50,000,000, (iii) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans, (iv) is legally qualified, and has the capacity, to service the Contracts, (v) has demonstrated the ability to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the Contracts professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards and (vi) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under this Agreement.

            "EVENT OF DEFAULT" shall have the meaning assigned thereto in the Indenture.

            "EVENT OF SERVICING TERMINATION" shall have the meaning assigned thereto in Section 5.01 of the Servicing Agreement.

            "FINAL ORDER" shall mean a final, non-appealable order of a court exercising jurisdiction in a proceeding relating to an Insolvency Event with respect to the Seller, the Servicer or the Depositor to the effect that all or any portion of any payment made to the Noteholders must be returned prior to the end of the Term of the Insurance Agreement (as defined in the Insurance Agreement) as a voidable preference under the United States Bankruptcy Code (11 U.S.C.), as amended from time to time.

            "FINAL NOTE PAYMENT DATE" shall mean February 15, 2006.

            "FINANCED VEHICLE" shall mean a new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under a Contract.

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            "FISC" shall mean First Investors Servicing Corporation.

            "FISCAL AGENT" shall have the meaning specified in the Policy.

            "HOLDER" shall mean a Noteholder.

            "INDENTURE" shall mean the Indenture, dated as of January 1, 2000, between the Trust, the Indenture Trustee, and the Seller as the same may be amended, supplemented or otherwise modified and in effect from time to time.

            "INDENTURE TRUSTEE" shall mean Norwest Bank Minnesota, National Association, not in its individual capacity but solely as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

            "INITIAL NOTE BALANCE" shall mean, as the context may require, (i) with respect to all of the Notes, $167,969,000, or (ii) with respect to any Note, an amount equal to the initial denomination of such Note.

            "INITIAL RESERVE ACCOUNT DEPOSIT" shall mean $3,499,372.83.

            "INSOLVENCY EVENT" shall mean, with respect to any Person, (i) the making by such Person of a general assignment for the benefit of creditors, (ii) the filing by such Person of a voluntary petition in bankruptcy, (iii) such Person being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (vii) below, (vi) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person of all or any substantial portion of the assets of such Person.

            "INSURANCE AGREEMENT" shall mean the Insurance Agreement, dated as of January 1, 2000 by and among the Seller, the Servicer, the Administrator, the Depositor, the Issuer, the Backup Servicer, the Owner Trustee, the Insurer and the Indenture Trustee as the same may be amended, supplemented or otherwise modified and in effect from time to time.

            "INSURER" shall mean MBIA Insurance Corporation, a stock insurance corporation incorporated under the laws of the State of New York.

            "INSURER DEFAULT" shall mean the failure of the Insurer to make any required payment under the Policy or an Insolvency Event with respect to the Insurer.

            "LIEN" shall mean a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' or materialmen's liens, judicial liens and any liens that may attach to a Financed Vehicle by operation of law.

            "LIQUIDATION PROCEEDS" shall mean all amounts received by the Servicer with respect to any Defaulted Contract, net of the sum of (i) any reasonable expenses incurred by the Servicer in connection with collection of such Contract and the disposition of the related Financed Vehicle (to the extent determinable by the Servicer and not previously reimbursed) PLUS (ii) any amounts required by law to be remitted to the related Obligor.

            "MONTHLY NOTE INTEREST" shall mean (i) for the initial Payment Date, $702,922.27, and (ii) for any Payment Date thereafter, one-twelfth of the product of (A) the Note Rate and (B) the outstanding principal balance of the Notes as of the preceding Payment Date (after giving effect to all payments of principal made to the Holders of the Notes on or before such preceding Payment
Date).

            "MONTHLY NOTE PRINCIPAL" shall mean, for any Payment Date, the lesser of (i) the Note Balance as of the day preceding such Payment Date and
(ii) the amount necessary to reduce the Note Balance as of the day preceding such Payment Date to the product of (a) 96% and (b) Pool Balance as of the last day of the related Collection Period; PROVIDED, HOWEVER, that the Monthly Note Principal for the Final Note Payment Date for the Notes shall equal the amount necessary to reduce the Note Balance to zero.

            "MONTHLY SERVICER REPORT" shall have the meaning specified in the Servicing Agreement.

            "MONTHLY SERVICING FEE" shall mean, for any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period as determined pursuant to Section 2.08 of the Servicing Agreement.

            "MOODY'S" shall mean Moody's Investors Service, Inc., and its successors.

            "NET LOSSES" shall mean, with respect to any Collection Period, the excess, if any, of (i) the aggregate Principal Balance of all Contracts that became Defaulted Contracts during such Collection Period over (ii) the aggregate Liquidation Proceeds received by the Servicer during such Collection Period.

            "NOTE BALANCE" shall mean, at any time, as the context may require,
(i) with respect to all of the Notes, an amount equal to, initially, the Initial Note Balance and, thereafter, an amount equal to the Initial Note Balance as reduced from time to time by all amounts allocable to principal previously distributed to the Noteholders or (ii) with respect to any Note, an amount equal to, initially, the initial denomination of such Note and, thereafter, an amount equal to such initial denomination as reduced from time to time by all amounts allocable to principal previously distributed in respect of such Note; PROVIDED, HOWEVER, that in determining whether the Holders of Notes evidencing the requisite percentage of the Note Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Transaction Document, Notes owned by the Trust, any other obligor upon the Notes, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Note Balance (unless such Persons own 100% of the Note Balance), except that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or the Owner Trustee, as applicable, actually knows to be so owned shall be so disregarded; and, PROVIDED FURTHER, that Notes that, to the actual knowledge of a Responsible Officer of the Indenture Trustee or the Owner Trustee, as applicable, have been pledged in good faith may be regarded as included in the Note Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as applicable, the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

            "NOTE PAYMENT ACCOUNT" shall mean the account established and maintained as such pursuant to Section 3.1(b).

            "NOTE POOL FACTOR" shall mean, with respect to the Notes, (i) as of the Closing Date, 1.0000000 and (ii) as of the close of business on the last day of any Collection Period ending after the Closing Date, a seven-digit decimal figure equal to Note Balance as of such last day (after giving effect to any reductions of the Note Balance to be made on the following Payment Date) divided by the Initial Note Balance.

            "NOTEHOLDER" shall mean a Person in whose name a Note is registered on the Note Register.

            "NOTE RATE" shall mean 7.174% per annum.

            "NOTES" shall mean the 7.174% Asset-Backed Notes issued by the Trust pursuant to the Indenture in the initial aggregate principal amount of $167,969,000.

            "OBLIGOR" shall mean the purchaser or co-purchasers of a new or used automobile or light-duty truck purchased in whole or in part by the execution and delivery of a Contract or any other Person who owes or may be liable for payments under a Contract.

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            "OFFERING MEMORANDUM" shall mean that certain Offering Memorandum dated as of January 12, 2000, attached hereto as Exhibit D.

            "OFFICER'S CERTIFICATE" shall mean a certificate signed by the chairman, the president, any executive vice president, senior vice president, vice president or the treasurer of the Seller or the Servicer, as the case may be, and delivered to the Owner Trustee and the Indenture Trustee.

            "OPINION OF COUNSEL" shall mean one or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be outside counsel to, the Seller or the Servicer and who shall be acceptable to the Indenture Trustee, the Insurer the Owner Trustee or the Rating Agencies, as applicable.

            "ORIGINATOR" shall mean each Person from whom the Seller has acquired a Contract.

            "ORIGINATOR AGREEMENT" shall mean an agreement substantially in the form of Exhibit E hereto.

            "OUTSTANDING" shall have the meaning specified in the Indenture.

            "OWNER TRUST ESTATE" shall have the meaning specified in the Trust Agreement.

            "OWNER TRUSTEE" shall mean Bankers Trust (Delaware) not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest and any successor trustee under the Trust Agreement.

            "PAYMENT DATE" shall mean the 15th day of each month or, if such 15th day is not a Business Day, the following Business Day, commencing on February 15, 2000.

            "PERSON" shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "POLICY" shall mean that certain insurance policy, dated as of January 24, 2000, issued by MBIA Insurance Corporation in favor of the Indenture Trustee for the benefit of the Noteholders.

            "POLICY CLAIM AMOUNT" shall have the meaning specified in Section 3.5(c).

            "POOL BALANCE" shall mean, as of the last day of any Collection Period, the aggregate Principal Balance of the Contracts as of such last day.

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            "PRINCIPAL BALANCE" shall mean, with respect to any Contract as of any date, the Amount Financed under such Contract minus the sum of (i) that portion of all Scheduled Payments actually received on or prior to such date allocable to principal (to the extent collected) PLUS (ii) any rebates of extended warranty contract costs or physical damage, credit life or credit disability insurance premiums included in the Amount Financed PLUS (iii) any full or partial prepayment applied to reduce the unpaid principal balance of such Contract; PROVIDED, HOWEVER, that (i) the Principal Balance of a Defaulted Contract shall be zero as of the last day of the Collection Period during which it became a Defaulted Contract,(ii) the Principal Balance of a Purchased Contract shall be zero as of the date on which the related Purchase Amount is remitted by the Seller or the Servicer, and (iii) the Principal Balance of a Contract that has been foreclosed upon by the Indenture Trustee at the direction of the Insurer pursuant to Section 5.4(a) of the Indenture shall be zero as of the date of such foreclosure.

            "PRINCIPAL DEFICIT" means, as of any Payment Date, the excess, if any, of (i) the Note Balance as of such Payment Date (after giving effect to all amounts distributable to the Noteholders on such date by the Trust on such date in reduction of the Note Balance)over (ii) the Pool Balance as of the last day of the related Collection Period.

            "PURCHASE AMOUNT" shall mean, with respect to any Payment Date and any Contract to be repurchased by the Seller or purchased by the Servicer on such Payment Date, an amount equal to the sum of (i) the Principal Balance of such Contract PLUS (ii) the amount of accrued but unpaid interest on such Principal Balance at the related APR to but excluding such Payment Date.

            "PURCHASE PRICE" shall mean $174,968,641.29.

            "PURCHASED CONTRACT" shall mean a Contract as to which payment of the Purchase Amount has been made by the Seller pursuant to Section 2.3 hereof or by the Servicer pursuant to Section 2.28 of the Servicing Agreement.

            "RATING AGENCIES" shall mean Moody's and Standard & Poor's and their respective successors; PROVIDED, HOWEVER, that if no such organization or successor is any longer in existence, Rating Agency shall mean a nationally recognized statistical rating organization or other comparable Person designated by the Trust and acceptable to the Insurer (provided that no Insurer Default shall have occurred and is continuing), notice of which designation shall have been given to the Indenture Trustee, the Owner Trustee and the Servicer.

            "RATING AGENCY CONDITION" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and shall have notified the Seller, the Insurer, the Servicer, the Owner Trustee and the Indenture Trustee that such action will not result in a reduction or withdrawal of the then current rating of the Notes, without regard to the Policy.

            "RECORD DATE" shall mean, with respect to any Payment Date, the close of business on the Business Day preceding such Payment Date; PROVIDED, HOWEVER, that if Definitive Notes have been issued, Record Date shall mean, with respect to any Payment Date, the last day of the calendar month preceding such Payment Date.

            "RELEVANT UCC" shall mean the Uniform Commercial Code as in effect from time to time in any relevant jurisdiction.

            "REQUIRED PAYMENT AMOUNT" shall have, for any Payment Date, the meaning specified for such Payment Date in Section 3.5(a).

            "REQUIRED RATING" shall mean a short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's.

            "REQUIRED RESERVE ACCOUNT AMOUNT" shall mean, for any Payment Date,
(i) if a Reserve Account Increase Event has not occurred or is not continuing, the Initial Reserve Account Deposit or (ii) if a Reserve Account Increase Event has occurred and is continuing, the greater of (i) the Initial Reserve Account Deposit, and (ii) 6% of the Pool Balance as of the last day of the related Collection Period.

            "RESERVE ACCOUNT" shall mean the account established and maintained as such pursuant to Section 3.6(a).

            "RESERVE ACCOUNT AMOUNT" shall mean, for any Payment Date, the amount on deposit in and available for withdrawal from the Reserve Account on such Payment Date (after giving effect to all deposits to and withdrawals from the Reserve Account on the preceding Payment Date, or, in the case of the first Payment Date, the Closing Date), including, without limitation, all interest and other income (net of losses and investment expenses) earned on such amount during the preceding Collection Period.

            "RESERVE ACCOUNT DEFICIENCY" shall have, for any Payment Date, the meaning specified for such Payment Date in Section 3.5(b).

            "RESERVE ACCOUNT DRAW AMOUNT" shall have the meaning specified in
Section 3.5(b).

            "RESERVE ACCOUNT INCREASE EVENT" shall mean the occurrence of either of the following:

            (1) the average Delinquency Ratio for any three Collection Periods exceeds 6% during months one through twelve after the Closing Date and the Delinquency Ratio exceeds 7.5% thereafter; or

            (2) the Cumulative Net Loss Rate at any month indicated in the following table (measured as from the Closing Date), exceeds the percentage corresponding thereto:

                        ----------------      ----------
                            MONTHS
                        ----------------      ----------
                              0-3               0.20%
                        ----------------      ----------
                              4-6               1.50%
                        ----------------      ----------
                              7-9               2.50%
                        ----------------      ----------
                             10-12              3.60%
                        ----------------      ----------
                             13-15              4.60%
                        ----------------      ----------
                             16-18              5.50%
                        ----------------      ----------
                             19-21              6.10%
                        ----------------      ----------
                             22-24              6.70%
                        ----------------      ----------
                             25-27              7.30%
                        ----------------      ----------
                             28-30              7.80%
                        ----------------      ----------
                             31-33              8.20%
                        ----------------      ----------
                             34-36              8.50%
                        ----------------      ----------
                             37-39              8.80%
                        ----------------      ----------
                             40-42              9.00%
                        ----------------      ----------
                            43 and
                            there-
                             after              9.10%
                        ----------------      ----------

            "RESERVE ACCOUNT PROPERTY" shall mean all amounts, securities, investments, financial assets and other property deposited in or credited to the Reserve Account from time to time.

            "RESPONSIBLE OFFICER" shall mean (i) in the case of the Indenture Trustee, any officer within the Corporate Trust Department of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer of the Indenture Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with such matter or other similar matters and (ii) in the case of the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust Agreement or this Agreement and also, with respect to a particular matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with such matter or other similar matters.

            "SCHEDULED PAYMENT" shall mean, for any Contract, each payment required to be made by the related Obligor in accordance with the terms of such Contract (after giving effect to any deferral of payments pursuant to the Servicing Agreement or any rescheduling of payments as a result of any Insolvency Event with respect to such Obligor).

            "SELLER" shall mean First Investors Financial Services, Inc., a Texas corporation, in its capacity as seller of the Contracts under this Agreement, and its successors and assigns in such capacity.

            "SERVICER" shall mean FISC, in its capacity as servicer of the Contracts under this Agreement, and its successors and assigns (including, if applicable, the Back-Up Servicer) in such capacity.

            "SERVICING AGREEMENT" shall mean that certain Servicing Agreement, dated as of January 1, 2000, between FISC, the Back-Up Servicer, the Indenture Trustee, the Servicer and the Trust.

            "SERVICING FEE" shall mean the amount paid to the Servicer on each Payment Date for the preceding Collection Period equal to the product of the Servicing Rate and the Pool Balance as of the close of business on the first day of the related Collection Period.

            "SERVICING OFFICER" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers attached to an Officer's Certificate furnished on the Closing Date to the Owner Trustee and the Indenture Trustee by the Servicer, as such list may be amended from time to time by the Servicer in writing.

            "SERVICING RATE" shall mean 2.5% per annum or such other rate as determined in the Servicing Agreement; PROVIDED, HOWEVER, that if the Back-Up Servicer becomes the Successor Servicer, the Servicing Rate shall be equal to the greater of (a) 2.5% per annum and (b) the lowest of three bids obtained by the Back-Up Servicer from third-party servicers, who are qualified to act as servicers, selected by the Back-Up Servicer and approved by the Insurer pursuant to Section 2.08 of the Servicing Agreement.

            "STANDARD & POOR'S" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

            "TOTAL AVAILABLE FUNDS" shall mean, for any Payment Date, the sum of
(i) the Available Funds for such Payment Date PLUS (ii) the Reserve Account Draw Amount, if any, for such Payment Date.

            "TOTAL NOTE INTEREST" shall mean, for any Payment Date, the sum of
(i) the Monthly Note Interest for such Payment Date PLUS (ii) the Additional
Note Interest for such Payment Date.

            "TOTAL SERVICING FEE" shall mean, for any Collection Period, the sum of (i) the Monthly Servicing Fee for such Collection Period PLUS (ii) all accrued but unpaid Monthly Servicing Fees for previous Collection Periods.

            "TRANSACTION DOCUMENTS" shall have the meaning assigned thereto in the Indenture.

            "TRUST" shall mean the First Investors Auto Owner Trust 2000-A, a Delaware business trust.

            "TRUST AGREEMENT" shall mean the Trust Agreement, dated as of January 12, 2000, between the Depositor and the Owner Trustee, as amended by the Amended and Restated Trust Agreement, dated as of January 24, 2000, between the Depositor and the Owner Trustee, as the same may be further amended, supplemented or otherwise modified and in effect from time to time.

            "TRUST OFFICER" shall mean (i) in the case of the Indenture Trustee, any officer within the Corporate Trust Department of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer of the Indenture Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with such matter or other similar matters and (ii) in the case of the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and this Agreement and also, with respect to a particular matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with such matter or other similar matters

            "TRUST PROPERTY" shall mean, as of any date of determination, (i) the Contracts and other related property sold, transferred, assigned and otherwise conveyed by the Seller to the Trust pursuant to Section 2.1(a), and
(ii) all monies deposited from time to time in the Collection Account, the Note Payment Account, the Depositor Account and the Reserve Account.

            1.2 OTHER DEFINITIONAL PROVISIONS

            (1) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture or the Servicing Agreement.

            (2) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (3) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

            (4) The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The term "including" shall mean "including without limitation."

            (5) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            (6) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                   ARTICLE II
                                 TRUST PROPERTY

            2.1 CONVEYANCE OF TRUST PROPERTY.

            (1) In consideration of the Trust's delivery to the Seller of the Purchase Price, the Seller hereby irrevocably sells, transfers, assigns and otherwise conveys to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the following:

            (1) the Contracts;

            (2) all amounts received on or in respect of the Contracts after the Cutoff Date (except that interest accrued on the Contracts prior to the Cutoff Date and received after the Cutoff Date will be remitted by the Trust to the Seller);

            (3) the Collection Account, the Reserve Account and the Note Payment Account and all amounts, securities, financial assets, investments and other property deposited in or credited to any of the foregoing and all proceeds thereof;

            (4) the security interests in the Financed Vehicles;

            (5) any proceeds from claims on or refunds of premiums with respect to extended warranties or physical damage, theft, credit life and credit disability insurance policies relating to the Financed Vehicles or the related Obligors;

            (6) any Liquidation Proceeds;

            (7) the Contract Files;

            (8) rights under the Servicing Agreement to cause the Servicer to purchase Contracts affected materially and adversely by breaches of the representations and warranties of the Servicer made in the Servicing Agreement; and

            (9) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

            (2) The Seller and the Trust intend that the transfer of the Trust Property contemplated by Section 2.1(a) constitute a sale of the Trust Property, conveying good title to the Trust Property, from the Seller to the Trust. In addition, without prejudicing the parties' intent that the transfer of the Trust Property constitute a sale, in case that such transfer is deemed by a court of competent jurisdiction to be a pledge to secure the payment of the Notes, or for any other reason the Trust is not the owner thereof the Seller hereby grants to the Trust a "security interest" in all of the Seller's right, title and interest in, to and under the Trust Property, and all proceeds thereof, to secure the payment of the Notes. In either event, it is understood by the parties hereto that the transfer of the Trust Property shall constitute the grant of a "security interest" in favor of the Trust under the Relevant UCC, it being understood that "security interest" under the Relevant UCC includes any interest of a buyer of "accounts" or "chattel paper".

            (3) The sale, transfer, assignment and conveyance of the Trust Property made under Section 2.1(a) shall not constitute and is not intended to result in an assumption by the Trust of any obligation of the Seller to the Obligors or any other Person in connection with the Contracts and the other Trust Property or any agreement, document or instrument related thereto.

            (4) Upon the transfer of the Trust Property pursuant to clause (a) of this Section 2.1, the Seller shall clearly mark its files, documents, books and any other records (including computer records) in the Seller's control pertaining to the Trust Property, in order to indicate that the Trust Property has been transferred to the Trust.

            (5) It is explicitly agreed by the Seller, the Depositor and the Trust that the Purchase Price delivered to the Seller by the Trust pursuant to clause (a) of this Section 2.1 shall consist of the net proceeds from the sale of the Notes (minus the Initial Reserve Account Deposit) and that the remaining portion of the Purchase Price shall be deemed to constitute a capital contribution by the Seller to the Depositor (it being understood that the Seller has a 100% ownership interest in the Depositor and that the Depositor has a 100% ownership interest in the Trust).

            2.2 REPRESENTATIONS AND WARRANTIES OF THE SELLER AS TO THE CONTRACTS. The Seller makes the following representations and warranties as to the Contracts on which the Trust shall be deemed to have relied in accepting the Contracts. The representations and warranties speak as of the execution and delivery of this Agreement, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the Contracts to the Trust pursuant to this Agreement and the pledge of the Contracts to the Indenture Trustee pursuant to the Indenture.

            (1) CHARACTERISTICS OF CONTRACTS. Each Contract (i) has been purchased in a bona fide sale by the Seller from a dealer, bank, finance company or similar entity in the ordinary course of the Seller's business and was originated by such Person in connection with an advance made for the sale or re-financing of a new or used automobile or light-duty truck and has been fully and properly executed by the parties thereto,(ii) has created a valid, binding and enforceable security interest in favor of the Seller in the related Financed Vehicle, which security interest has been validly assigned by the Seller to the Trust, and by the Trust to the Indenture Trustee, (iii) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (iv) provides for level monthly payments that fully amortize the Amount Financed by maturity (except that the period between the date of such Contract and the date of the first Scheduled Payment may be less than or greater than one month and the amount of the first and last Scheduled Payments may be less than or greater than the level payments) and yield interest at the related APR, (v) provides for, in the event that such Contract is prepaid, a prepayment that fully pays the Principal Balance of such Contract with interest at the related APR through the date of payment, (vi) is secured by a new or used automobile or light-duty truck, (vii) relates to an Obligor who has made a down payment under such Contract as of the Cutoff Date, (viii) satisfies in all material respects the requirements under the Credit and Collection Policy, and
(ix) requires the Obligor thereunder to obtain and maintain physical damage insurance covering the related Financed Vehicle in accordance with the Seller's normal requirements.

            (2) CONTRACT SCHEDULE. The information set forth in the Contract Schedule was true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed to be adverse to the Trust or the Noteholders were utilized in selecting the Contracts from those retail installment sale contracts or security agreements and promissory notes which met the criteria contained herein. The information set forth in the compact disk or other listing regarding the Contracts made available to the Trust and its assigns (which compact disk or other listing is required to be delivered as specified herein) is true and correct in all material respects.

            (3) COMPLIANCE WITH LAW. Each Contract and the sale of the related Financed Vehicle complied, at the time such Contract was originated and complies, as of the Closing Date, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Credit Billing Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, M and Z, the Soldiers' and Sailors' Civil Relief Act of 1940 and state adaptations of the Uniform Consumer Credit Code.

            (4) BINDING OBLIGATION. Each Contract represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            (5) NO GOVERNMENT OR INCORPORATED OBLIGOR. No Contract is due from the United States of America or any state thereof or from any agency, department or instrumentality of the United States of America or any state thereof or from any incorporated entity.

            (6) SECURITY INTEREST IN FINANCED VEHICLES. Immediately prior to the transfer of the Contracts by the Seller to the Trust, each Contract was secured by a valid, binding and enforceable first priority perfected security interest in favor of the Seller in the related Financed Vehicle and, at such time as enforcement of such security interest is sought, there shall exist a valid, binding and enforceable first priority perfected security interest in such Financed Vehicle for the benefit of the Seller and the Trust, respectively, which is subject to regulatory registration with a clear legal right of repossession in favor of the Seller and the Trust.

            (7) CONTRACTS IN FORCE. No Contract has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released in whole or in part from the Lien granted by the related Contract.

            (8) NO WAIVER. No provision of a Contract has been waived in such a manner that such Contract fails to meet all of the representations and warranties made by the Seller in this Section 2.2 with respect thereto and no provision of any Contract has been waived except as noted in the Contract Files.

            (9) NO DEFENSES. No Contract is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Contract, or the exercise of any right thereunder, will not render such Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Seller has not received written notice of the assertion of any such right of rescission, setoff, counterclaim or defense asserted with respect thereto.

            (10) NO LIENS. No liens or claims exist or have been filed for work, labor or materials or unpaid state or federal taxes relating to any Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related Contract.

            (11) NO DEFAULT; REPOSSESSION. No default, breach, violation or event permitting acceleration under the terms of any Contract has occurred (other than payments that are not more than 30 days past due), no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Contract has arisen and no Financed Vehicle has been repossessed as of the Cutoff Date.

            (12) TITLE. The Seller intends that the transfer of the Contracts contemplated by Section 2.1(a) constitute a sale of the Contracts from the Seller to the Trust and that the beneficial interest in, and title to, the Contracts not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Seller has not sold, transferred, assigned or pledged any Contract to any Person other than the Trust and such Contract has not been released. Immediately prior to the transfer of the Contracts contemplated by Section 2.1(a), the Seller had good and marketable title to the Contracts free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon such transfer, the Trust shall have good and marketable title to the Contracts, free and clear of all Liens, encumbrances, security interests and rights of others. The transfer of the Contracts contemplated by Section 2.1(a) has been perfected by all necessary action under the Relevant UCC.

            (13) VALID ASSIGNMENT. No Contract has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment and conveyance of such Contract under this Agreement or the pledge of such Contract under the Indenture is unlawful, void or voidable. No Contract is subject to any agreement with any account debtor that prohibits, restricts or conditions the assignment of the Contracts.

            (14) ALL FILINGS MADE. All filings (including, without limitation, filings under the Relevant UCC) necessary in any jurisdiction to give the Trust a first priority perfected security interest in the Contracts and to give the Indenture Trustee a first priority perfected security interest in the Contracts have been made or will be made on or prior to the Closing Date.

            (15) CHATTEL PAPER. Each Contract constitutes "chattel paper" as defined in the Relevant UCC.

            (16) ONE ORIGINAL. There is only one original executed copy of each Contract.

            (17) PRINCIPAL BALANCE. Each Contract had a Principal Balance as of the Cutoff Date of not more than $40,000.

            (18) NO BANKRUPT OBLIGORS. As of the Cutoff Date, no Contract was due from an Obligor that was the subject of a proceeding under the Bankruptcy Code of the United States or was bankrupt.

            (19) TERM TO MATURITY. Each Contract had an original term to maturity of not more than 60 months.

            (20) ANNUAL PERCENTAGE RATE. Each Contract has an APR of at least 13.00%.

            (21) LOCATION OF CONTRACT FILES. The Contract Files have been delivered to the Custodian and are maintained at the location listed in Schedule 2 to this Agreement.

            (22) NO DELINQUENT CONTRACTS. As of the Cutoff Date, no Contract was a Delinquent Contract or a Defaulted Contract.

            (23) OFFERING MEMORANDUM DATA. The tabular and numerical data contained in the Offering Memorandum relating to the characteristics of the Contracts is true and correct in all material respects.

            (24) NO DEFAULTS. No Contract is due from an Obligor that has previously defaulted on a retail installment sales contract or promissory note and security agreement purchased by the Seller.

            (25) FINAL SCHEDULED PAYMENT DATE. The final scheduled payment date for each Contract is on or before January 31, 2005.

            (26) ORIGINATOR AGREEMENT. Each Contract is subject to an Originator Agreement with the Seller and which if acquired by the Seller pursuant to a "bulk purchase" from another Originator has been approved by the Insurer.

            (27) LOCKBOX. The Obligor with respect to each contract has been instructed to make payments under the Contract to a Lockbox which is under the control of the Servicer.

            (28) UNITED STATES OBLIGOR. Each Contract is due from an Obligor which has provided as its most recent billing address an address located in the United States of America.

            (29) U.S. DOLLARS. Each Contract is payable in the lawful money of the United States of America.

            (30) NO WAIVER OR MODIFICATION. No Contract has been waived or modified as of the Closing Date except as permitted by the Servicing Agreement.

            (31) SCHEDULED PAYMENTS. Each contract relates to an Obligor who has made at least one Scheduled Payment; PROVIDED, that $5,000,000 of the initial aggregate Principal Balance of the Contracts are exempt from this requirement.

            2.3. REPURCHASE BY SELLER UPON BREACH. The Seller, the Insurer, the Depositor, the Servicer or the Trust, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.2. If such breach or failure shall not have been cured by the close of business on the last day of the Collection Period which includes the thirtieth (30th) day after the date on which the Seller becomes aware of, or receives written notice from the Servicer, the Depositor, the Insurer or the Trust of, such breach or failure, and such breach or failure materially and adversely affects the interest of the Trust in a Contract, the Seller shall repurchase such Contract from the Trust on the Business Day next preceding the Payment Date immediately following such Collection Period. In consideration of the repurchase of a Contract hereunder, the Seller shall remit the Purchase Amount of such Contract in the manner specified in Section 3.4. The sole remedy of the Trust, the Owner Trustee, the Indenture Trustee and the Noteholders with respect to a breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.2 shall be to require the Seller to repurchase Contracts pursuant to this Section 2.3. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Contract pursuant to this Section 2.3 or the eligibility of any Contract for purposes of this Agreement.

                                   ARTICLE III
                         DISTRIBUTIONS; RESERVE ACCOUNT;
                STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

            3.1. ACCOUNTS.

            (1) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the Collection Account (the "COLLECTION ACCOUNT"). The Collection Account shall be held in trust for the benefit of the Insurer, the Noteholders. The Collection Account shall be under the sole dominion and control of the Indenture Trustee; PROVIDED, HOWEVER, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Collection Account in accordance with this Agreement and the Indenture. All monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement. All deposits to and withdrawals from the Collection Account shall be made only upon the terms and conditions of the Transaction Documents.

            If the Servicer is required to remit collections within two Business Days pursuant to the first sentence of Section 3.2, all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Collection Account in Eligible Investments that mature not later than the Business Day preceding the Payment Date following the Collection Period to which such amounts relate. All such Eligible Investments shall be held to maturity. If the Collection Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Collection Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency and the Insurer (provided that no Insurer Default shall have occurred and is continuing) may consent). The Servicer shall promptly notify the Indenture Trustee, the Insurer (provided that no Insurer Default shall have occurred and is continuing) and the Owner Trustee of any change in the account number or location of the Collection Account.

            (2) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the Note Payment Account (the "NOTE PAYMENT ACCOUNT"). The Note Payment Account shall be held in trust for the benefit of the Noteholders and the Insurer. The Note Payment Account shall be under the sole dominion and control of the Indenture Trustee; PROVIDED, HOWEVER, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Note Payment Account in accordance with this Agreement and the Indenture. All monies deposited from time to time in the Note Payment Account pursuant to this Agreement and the Indenture shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Indenture. The amounts on deposit in the Note Payment Account shall not be invested. If the Note Payment Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Note Payment Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency and the Insurer (provided that no Insurer Default shall have occurred and is continuing) may consent). The Servicer shall promptly notify the Indenture Trustee, the Insurer and the Owner Trustee of any change in the account number or location of the Note Payment Account.

            (3) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Trust at an Eligible Institution (which shall initially be the Owner Trustee) a segregated trust account designated as the Depositor Account (the "DEPOSITOR ACCOUNT"). The Depositor Account shall be held in trust for the benefit of the Depositor. The Depositor Account shall be under the sole dominion and control of the Trust; PROVIDED, HOWEVER, that the Servicer may direct the Indenture Trustee in writing to make deposits to the Depositor Account in accordance with this Agreement and the Indenture and may direct the Owner Trustee in writing to make withdrawals from the Depositor Account in accordance with this Agreement and the Trust Agreement. All monies deposited from time to time in the Depositor Account pursuant to this Agreement and the Indenture shall be held by the Trust as part of the Trust Property and shall be applied as provided in this Agreement and the Trust Agreement. The amounts on deposit in the Depositor Account shall not be invested. If the Depositor Account is no longer to be maintained at the Owner Trustee, the Servicer shall, with the Owner Trustee's assistance as necessary, cause the Depositor Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency and the Insurer (provided that no Insurer Default shall have occurred and is continuing) may consent). The Servicer shall promptly notify the Indenture Trustee, the Insurer (provided that no Insurer Default shall have occurred and is continuing) and the Owner Trustee of any change in the account number or location of the Depositor Account.

            3.2. COLLECTIONS. The Servicer shall remit to the Collection Account all amounts received by the Servicer on or in respect of the Contracts (excluding payments with respect to Purchased Contracts) as soon as practicable and in no event after the close of business on the second Business Day after such receipt; PROVIDED, HOWEVER, that for so long as (i) FISC is the Servicer,
(ii) no Event of Servicing Termination shall have occurred and be continuing and
(iii) (A) the short-term unsecured debt of FISC (for so long as it is Servicer) shall be rated at least P-1 by Moody's and at least A-1 by Standard & Poor's or
(B) the Rating Agency Condition shall have been satisfied and the written consent of the Insurer shall have been obtained (each, a "MONTHLY REMITTANCE CONDITION"), the Servicer may remit any such amounts received during any Collection Period to the Collection Account in immediately available funds on the Business Day preceding the Payment Date following such Collection Period. The Owner Trustee and the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clause (ii) or (iii) of the definition of Monthly Remittance Condition that would require daily remittance by the Servicer to the Collection Account (and shall be entitled to presume and be fully protected in presuming that no such event or circumstance has occurred or exists)unless the Owner Trustee or the Indenture Trustee, as applicable, has received written notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or written notice from the Insurer (if no Insurer Default shall have occurred and be continuing), the Holders of Notes evidencing not less than 25% of the Note Balance or a Responsible Officer of the Owner Trustee or the Indenture Trustee, as applicable, has actual knowledge of such event or circumstance.

            3.3. APPLICATION OF COLLECTIONS. For purposes of this Agreement, all amounts received on or in respect of a Contract during any Collection Period (excluding payments with respect to Purchased Contracts) shall be applied by the Servicer, on the date received, to interest and principal on such Contract in accordance with the terms of such Contract.

            3.4. ADDITIONAL DEPOSITS. The Seller and the Servicer shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Contracts pursuant to Section 2.3 hereof. All such deposits with respect to a Collection Period shall be made in immediately available funds no later than 5:00 p.m., New York City time, on the Business Day preceding the Payment Date following such Collection Period.

            3.5. DETERMINATION DATE CALCULATIONS; APPLICATION OF AVAILABLE
FUNDS.

            (1) On each Determination Date, the Servicer shall calculate the following amounts:

            (1) the Available Funds for the following Payment Date;

            (2) the Total Servicing Fee for the preceding Collection Period;

            (3) the Total Note Interest for the following Payment Date;

            (4) the Monthly Note Principal for the following Payment Date;

            (5) the Insurance Premium for the following Payment Date plus any overdue Insurance Premiums for previous Payment Dates;

            (6) the aggregate amount of any unreimbursed payments under the Policy to the extent payable to the Insurer under the Insurance Agreement PLUS accrued interest on any unreimbursed payments under the Policy at the rate provided in the Insurance Agreement PLUS any other amounts due the Insurer under the Insurance Agreement and the Policy;

            (7) the sum of the amounts described in clauses (ii), (iii) and (iv) above (the "REQUIRED PAYMENT AMOUNT");

            (8) the sum of the amounts described in clauses (v) and (vi) above (the "INSURANCE PAYMENT AMOUNT"); and

            (9) any unpaid or unreimbursed fees and expenses (including but not limited to, attorneys' fees and transition expenses) due to the Back-Up Servicer, the Indenture Trustee and the Owner Trustee.

            (2) On each Determination Date, the Servicer shall calculate the following amounts:

            (1) the lesser of (A) the amount, if any, by which the sum of the Required Payment Amount PLUS the Insurance Payment Amount for the following Payment Date exceeds the Available Funds for such Payment Date and (B) the Reserve Account Amount for such Payment Date (before giving effect to any deposits to or withdrawals from the Reserve Account on such Payment Date) (such lesser amount, the "RESERVE ACCOUNT DRAW Amount");

            (2) the Policy Claim Amount;

            (3) the Reserve Account Amount for the following Payment Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Payment Date); and

            (4) the amount, if any, by which the Required Reserve Account Amount for the following Payment Date exceeds the Reserve Account Amount for such Payment

      Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Payment Date) (such excess, the "RESERVE ACCOUNT DEFICIENCY").

            On each Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw, and the Indenture Trustee upon receipt of such instructions shall withdraw, the Reserve Account Draw Amount, if any, for such Payment Date from the Reserve Account and apply such amount in accordance with paragraph (e) of this Section 3.5.

            (3) If the Servicer determines on any Determination Date that the Available Funds for the following Payment Date PLUS the Reserve Account Draw Amount (excluding that portion attributable to clause (ii) of Section 3.5(a)) for such Payment Date will be insufficient to pay in full the Required Payment Amount (excluding that portion attributable to clause (ii) of Section 3.5(a)) for such Payment Date, the Servicer shall deliver to the Indenture Trustee, with a copy to the Insurer, the Owner Trustee and the Fiscal Agent, no later than 2:00 p.m., New York City time, on such Determination Date, a written notice specifying the Policy Claim Amount for such Payment Date. The Indenture Trustee shall, no later than 12:00 p.m., New York City time, on the second Business Day prior to such Payment Date, make a claim under the Policy for such Policy Claim Amount by delivering to the Insurer and the Fiscal Agent, with a copy to the Servicer, a Notice (as defined in the Policy) for such Policy Claim Amount. In making any such claim, the Indenture Trustee shall comply with all the terms and conditions of the Policy. The "POLICY CLAIM AMOUNT" with respect to a Payment Date shall equal the sum of the following amounts:

            (1) the excess, if any, of (a) the Total Note Interest for such Payment Date over (b) the portion of Total Available Funds for such Payment Date applied to the payment thereof pursuant to Sections 3.5(d) and (e); and

            (2) the Principal Deficit; and

            (3) the Note Balance outstanding on the Final Note Payment Date, after giving effect to all other distributions to the Noteholders to be made on such Final Note Payment Date.

            The Servicer shall instruct the Indenture Trustee to deposit, and the Indenture Trustee upon receipt of such instructions shall deposit, the proceeds of any drawing under the Policy in respect of clauses (i), (ii) and
(iii) above to the Note Payment Account.

            It is understood that this Section 3.5(c) shall have no effect upon the Insurer's obligations under the Policy, which are governed solely by the Policy.

            (4) On each Payment Date, the Servicer shall instruct the Indenture Trustee to apply the Available Funds for such Payment Date to make the following payments and deposits in the following order of priority:

            (1) to the Back-Up Servicer, Indenture Trustee, Custodian and Owner Trustee in its individual capacity, respectively, any unpaid or unreimbursed fees and expenses (including, but not limited to, attorneys' fees and transition expenses); PROVIDED that any such expenses shall not exceed $50,000 in the aggregate per year and (A) prior to an Event of Servicing Termination, $100,000 in the total aggregate or (B) after an Event of Servicing Termination, $200,000 in the total aggregate so long as the Notes shall remain outstanding and the Policy has not been cancelled;

            (2) to the Servicer, the Total Servicing Fee for the preceding Collection Period;

            (3) to the Note Payment Account, the Total Note Interest for such Payment Date;

            (4) to the Note Payment Account, the Monthly Note Principal for such Payment Date;

            (5) unless an Insurer Default has occurred and is continuing, to the Insurer, the Insurance Premium for such Payment Date plus any overdue Insurance Premiums for previous Payment Dates;

            (6) to the Insurer, the aggregate amount of any unreimbursed payments under the Policy to the extent payable to the Insurer under the Insurance Agreement PLUS accrued interest on any unreimbursed payments under the Policy at the rate provided in the Insurance Agreement PLUS any other amounts due the Insurer under the Insurance Agreement and the Policy;

            (7) if the Notes have been declared immediately due and payable following the occurrence of an Event of Default, to the Note Payment Account, the lesser of (a) the amount of Available Funds available after payment of items (i) through (vi) above and (b) the Note Balance;

            (8) to the Reserve Account, the Reserve Account Deficiency, if any, for such Payment Date;

            (9) other amounts, if any, due the Owner Trustee in its individual capacity, the Indenture Trustee, the Custodian, the Back-Up Servicer, the Servicer and the Insurer, respectively, pursuant to the Transaction Documents; and

            (10) to the Depositor Account, any remaining amount of Available Funds.

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
      On each Payment Date, the Servicer shall instruct the Indenture Trustee to make the payments described in Section 2.8 of the Indenture, as applicable, from the Note Payment Account.

            (5) On each Payment Date, the Servicer shall instruct the Indenture Trustee to apply, and the Indenture Trustee shall apply, the amount withdrawn from the Reserve Account in respect of the Reserve Account Draw Amount in accordance with paragraph (b) of this Section 3.5 to make the following payments in the following order of priority:

            (1) to the Servicer, the Total Servicing Fee for the preceding Collection Period;

            (2) to the Note Payment Account, the Total Note Interest for such Payment Date;

            (3) to the Note Payment Account, the Monthly Note Principal for such Payment Date;

            (4) unless an Insurer Default has occurred and is continuing, to the Insurer, the Insurance Premium for such Payment Date plus any overdue Insurance Premiums for previous Payment Dates; and

            (5) to the Insurer, the aggregate amount of any unreimbursed payments under the Policy to the extent payable to the Insurer under the Insurance Agreement PLUS accrued interest on any unreimbursed payments under the Policy at the rate provided in the Insurance Agreement PLUS any other amounts due the Insurer under the Insurance Agreement and the Policy.

            (6) On any Payment Date on or after which the Notes have become due and payable, the Servicer may, with the prior written consent (a copy of which written consent shall be forwarded by the Servicer to the Indenture Trustee) of the Insurer, and shall, at the written direction (a copy of which written direction shall be forwarded by the Servicer to the Indenture Trustee) of the Insurer (provided that no Insurer Default shall have occurred and be continuing), instruct the Indenture Trustee to withdraw from the Reserve Account, and the Indenture Trustee upon receipt of such instructions shall withdraw from the Reserve Account, an amount equal to the remainder of the Note Balance after the application of all other amounts distributable to the Noteholders on such Payment Date pursuant to the Transaction Documents. The Servicer may, with the prior written consent (a copy of which written consent shall be forwarded by the Servicer to the Indenture Trustee) of the Insurer (provided that no Insurer Default shall have occurred and be continuing), and shall, at the written direction (a copy of which written direction shall be forwarded by the Servicer to the Indenture Trustee) of the Insurer, instruct the Indenture Trustee to apply, and the Indenture Trustee shall apply, such amount to the payment of the Note Balance until the Note Balance has been reduced zero.

            3.6. RESERVE ACCOUNT.

            (1) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the Reserve Account (the "RESERVE ACCOUNT"). The Reserve Account shall be held in trust for the benefit of the Noteholders, the Servicer and the Insurer. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee; PROVIDED, HOWEVER, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Reserve Account in accordance with this Agreement and the Indenture. On the Closing Date, the Trust shall deposit the Initial Reserve Account Deposit into the Reserve Account from the net proceeds of the sale of the Notes. Pursuant to the Indenture, the Trust will pledge all of its right, title and interest in, to and under the Reserve Account and the Reserve Account Property and to the Indenture Trustee on behalf of the Noteholders and the Insurer to secure its obligations under the Notes and the Indenture.

            (2) The Reserve Account Property shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Reserve Account in Eligible Investments that mature not later than the Business Day preceding the next Payment Date. All such Eligible Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Account shall, at the written direction of the Servicer, be paid to the Trust on any Payment Date to the extent that funds on deposit therein, as certified by the Servicer, exceed the Required Reserve Account Amount. If the Reserve Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Reserve Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency and the Insurer (provided that no Insurer Default shall have occurred and is continuing) may consent). The Servicer shall promptly notify the Insurer (provided that no Insurer Default shall have occurred and is continuing) and the Indenture Trustee of any change in the account number or location of the Reserve Account.

            (3) With respect to any Reserve Account Property:

            (1) any Reserve Account Property that is a "financial asset" as defined in Section 8-102(a)(9) of the UCC shall be physically delivered to, or credited to an account in the name of, the Eligible Institution maintaining the Reserve Account, in accordance with such institution's customary procedures such that such institution establishes a "securities entitlement" in favor of the Indenture Trustee with respect thereto;

            (2) any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Rating and each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto; and

            (3) except for any deposit accounts specified in clause (ii) above, the Reserve Account shall only be invested in securities or in other assets which the Eligible Institution maintaining the Reserve Account agrees to treat as "financial assets" as defined in Section 8-102(a)(9) of the UCC.

            (4) If the Reserve Account Amount for any Payment Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Payment
Date) exceeds the Required Reserve Account Amount for such Payment Date, the Servicer shall, unless an Event of Default has occurred and is continuing, instruct the Indenture Trustee in writing to distribute, and the Indenture Trustee upon receipt of such instructions shall distribute, the amount of such excess to the Paying Agent under the Trust Agreement for the benefit of the Depositor. The Indenture Trustee hereby releases, on each Payment Date, its security interest in, to and under Reserve Account Property distributed to the Depositor pursuant to this Section 3.6. If an Event of Default has occurred and is continuing, the Servicer shall instruct the Indenture Trustee to apply, and the Indenture Trustee upon receipt of such instructions shall apply, the amount of such excess to the Collection Account for application to the Available Funds pursuant to 3.5(d).

            (5) If the Note Balance and all other amounts owing or to be distributed hereunder or under the Indenture to the Noteholders and the Insurer have been paid in full and the Trust has been terminated, any remaining Reserve Account Property shall be distributed to the Depositor.

            3.7. STATEMENTS TO NOTEHOLDERS. On or prior to each Determination Date, the Servicer shall provide to the Indenture Trustee (with copies to the Rating Agencies and each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date upon a written request from any such Noteholder, a statement in substantially the form of Exhibit B to this Agreement. Each such statement shall set forth at least the following information as to the Notes (to the extent applicable) with respect to the distribution to be made on such Payment Date:

            (1) the amount of such distribution allocable to principal for the Notes;

            (2) the amount of such distribution allocable to interest for the Notes;

            (3) the Total Servicing Fee for the preceding Collection Period;

            (4) the Note Balance and the Note Pool Factor, in each case as of the close of business on the last day of the preceding Collection Period (after giving effect to payments allocated to principal reported under clause (i) above);

            (5) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

            (6) the Reserve Account Amount on such Payment Date (after giving effect to all deposits to or withdrawals from the Reserve Account on such Payment Date);

            (7) the aggregate Purchase Amount of Purchased Contracts, if any, with respect to the preceding Collection Period;

            (8) the number and aggregate Principal Balance of Contracts that were 31-60 days, 61-90 days or 91 days or more delinquent as of the last day of the preceding Collection Period; and

            (9) Cumulative Net Loss Rate information with respect to the preceding Collection Periods.

            3.8. CONTROL OF SECURITIES ACCOUNTS.

            (1) Notwithstanding anything else contained herein, the Servicer, the Depositor and the Trust agrees that each of the Collection Account, the Note Payment Account and the Reserve Account will only be established at an Eligible Institution that agrees substantially as follows: (i) it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) relating to such accounts issued by the Indenture Trustee without further consent by the Trust, the Servicer or the Depositor; (ii) until the termination of the Indenture, it will not enter into any other agreement relating to any such account pursuant to which it agrees to comply with entitlement orders of any Person other than the Indenture Trustee; (iii) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to such accounts; and (iv) that all property credited to such accounts are "financial assets" as defined in Section 8-102(9) of the Relevant UCC.

            (2) Notwithstanding anything else contained herein, the Servicer, the Depositor and the Trust agree that the Depositor Account will only be established at an Eligible Institution that agrees substantially as follows: (i) it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) relating to such accounts issued by the Trust without further consent by the Depositor or the Servicer; (ii) until the termination of the Trust Agreement, it will not enter into any other agreement relating to any such account pursuant to which it agrees to comply with entitlement orders of any Person other than the Trust; (iii) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to such account; and (iv) that all property credited to such account are "financial assets" as defined in Section 8-102(9) of the Relevant UCC.

            3.9. POLICY MATTERS.

            (1) The Indenture Trustee hereby agrees on behalf of the Noteholders (and each Noteholder, by its acceptance of its Notes, hereby agrees) for the benefit of the Insurer that the Indenture Trustee shall recognize that to the extent the Insurer makes a payment under the Policy, either directly or indirectly (as by paying through the Indenture Trustee), to the Noteholders, the Insurer will be entitled to be subrogated to the rights of the Noteholders to the extent of such payment made under the Policy. Any rights of subrogation acquired by the Insurer as a result of any payment made under the Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due under the Notes.

            (2) The Indenture Trustee, for itself and on behalf of the Noteholders, hereby agrees that the Insurer may at any time during the continuation of any proceeding relating to a Final Order, provided that no Insurer Default shall have occurred and be continuing, direct all matters relating to such Final Order, including, without limitation, the direction of any appeal of any order relating to such Final Order and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Insurer shall be subrogated, to the extent of any payments made under the Policy relating to a Final Order, to the rights of the Depositor, the Servicer, the Seller, the Trust, the Indenture Trustee and the Noteholders in the conduct of any preference claim relating to a Final Order, including, without limitation, all rights of any party to any adversarial proceeding or action with respect to any court order issued in connection with any such preference claim; PROVIDED, that such subrogation rights shall remain subject to the last sentence of paragraph (a) of this
Section 3.9.

                                   ARTICLE IV
                                   THE SELLER

            4.1. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller makes the following representations and warranties on which the Trust shall be deemed to have relied in accepting the Trust Property. The representations and warranties speak as of the execution and delivery of this Agreement and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Trust pursuant to this Agreement and the pledge of the Trust Property to the Indenture Trustee pursuant to the Indenture:

            (1) ORGANIZATION AND GOOD STANDING. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and has the power, authority and legal right to acquire, own and sell the Contracts.

            (2) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Seller, materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents, the Contracts or the Notes.

            (3) POWER AND AUTHORITY. The Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The Seller has the power and authority to sell, assign, transfer and convey the property to be transferred to and deposited with the Trust and has duly authorized such transfer and deposit by all necessary corporate action, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

            (4) VALID TRANSFER; BINDING OBLIGATION. This Agreement effects a valid sale, transfer, assignment and conveyance to the Trust of the Contracts and the other Trust Property enforceable against creditors of and purchasers from the Seller. This Agreement and the other Transaction Documents to which the Seller is a party constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

            (5) NO VIOLATION. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which the Seller is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the articles of organization or by-laws of the Seller or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to this Agreement), or violate any law, order, rule or regulation applicable to the Seller or its properties of any federal or state regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

            (6) NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the knowledge of the Seller, threatened, against the Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement, the Indenture, the Trust

Agreement, any of the other Transaction Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture, the Trust Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents, the Contracts or the Notes, or (iv) that, in the reasonable judgment of the Seller, would adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Trust.

            4.2. LIABILITY OF SELLER; INDEMNITIES.

            (1) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

            (2) Notwithstanding any other provision in any Transaction Document, the Seller shall indemnify, defend and hold harmless the Trust, the Owner Trustee in its individual capacity, Bankers Trust Company, and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the transfer of the Contracts to the Trust or the issuance and original sale of the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Contracts or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents), and all costs and expenses in defending against such taxes.

            (3) Notwithstanding any other provision in any Transaction Document, the Seller shall indemnify, defend and hold harmless the Trust, the Owner Trustee in its individual capacity, Bankers Trust Company, the Indenture Trustee and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement or any other Transaction Document to which it is a party or by reason of a reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party and (ii) the Seller's violation of federal or state securities laws in connection with the registration or the sale of the Notes and (iii) any action taken, or failed to be taken, by the Seller in respect of any portion of the Trust Property.

            (4) Notwithstanding any other provision in any Transaction Document, the Seller shall indemnify, defend and hold harmless the Owner Trustee in its individual capacity, Bankers Trust Company, and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, unpaid fees, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability (i) shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable, (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties in its individual capacity set forth in the Trust Agreement, (iii) in the case of the Indenture Trustee, shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture or (iv) relates to any tax other than the taxes with respect to which either the Seller or the Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as applicable.

            (5) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

            Indemnification under this Section 4.2 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 4.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

            4.3. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER. Any Person (i) into which the Seller shall be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Seller shall be a party or (iii) that shall succeed by purchase and assumption to all or substantially all of the business of the Seller, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties to this Agreement; PROVIDED, HOWEVER, that (x) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 4.3 and (y) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Contracts and the other Trust Property, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest. The Seller shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 4.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) and (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above.

            4.4. LIMITATION ON LIABILITY OF SELLER AND OTHERS.

            (1) Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Trust or the Noteholders for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; PROVIDED, however, that this provision shall not protect the Seller or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of duties under this Agreement (except for errors in judgment). The Seller, and its directors, officers, employees and agents, may rely in good faith on the advice of counsel or on any document of any kind PRIMA FACIE properly executed and submitted by any Person in respect of any matters arising under this Agreement.

            (2) The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

            4.5. SELLER MAY OWN NOTES. The Seller, and any Affiliate of the Seller, may, in its individual or any other capacity, become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate of the Seller, except as otherwise expressly provided herein (including in the definition of "Note Balance") or in the other Transaction Documents. Except as otherwise expressly provided herein (including the definition of "Note Balance") or in the other Transaction Documents, Notes so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority or distinction as among the Notes.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

            5.1. AMENDMENT.

            (1) This Agreement may be amended from time to time by the Seller, the Servicer, the Depositor and the Trust, with the consent of the Indenture Trustee and the Insurer (provided that no Insurer Default shall have occurred and be continuing), but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provision in this Agreement that may be inconsistent with any other provisions in this Agreement or any offering document used in connection with the initial offer and sale of the Notes or to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee and the Insurer, materially and adversely affect the interests of any Noteholder. Any such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder if the Rating Agency Condition is satisfied or the Person requesting the amendment obtains an Opinion of Counsel satisfactory to the Indenture Trustee and the Owner Trustee to that effect.

            (2) This Agreement may also be amended from time to time by the Seller, the Servicer, the Depositor, the Trust and the Insurer (provided that no Insurer Default shall have occurred and be continuing and if so, provided further that such amendment shall not have a material adverse effect on the Insurer), with the consent of the Indenture Trustee and the Holders of Notes evidencing not less than 51% of the Note Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections on or in respect of the Contracts or distributions that are required to be made for the benefit of the Noteholders or change the Note Rate, or the Required Reserve Account Amount, without the consent of all adversely affected Noteholders (ii) reduce the percentage required to consent to any such amendment, without the consent of all adversely affected Noteholders or (iii) adversely affect the rating of the Notes by the Rating Agencies without the consent of the Holders of Notes evidencing not less than 66-2/3% of the Note Balance.

            (3) Prior to the execution of any amendment or consent pursuant to
Section 5.1(b), the Servicer shall provide written notification of the substance of such amendment or consent to each Rating Agency and the Insurer.

            (4) Promptly after the execution of any amendment or consent pursuant to Section 5.1(b), the Trust shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies. It shall not be necessary for the consent of the Noteholders pursuant to Section 5.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe.

            (5) Prior to the execution of any amendment pursuant to this Section 5.1, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon (i) an Opinion of Counsel stating that the execution of such amendment (A) is authorized or permitted by this Agreement, (B) will not materially adversely affect the federal or any Applicable Tax State income or franchise taxation of any Outstanding Note or any Holder thereof and (C) will not cause the Trust to be taxable as a corporation for federal or any Applicable Tax State income or franchise tax purposes and (ii) an Officer's Certificate of the Servicer that all conditions precedent provided for in this Agreement to the execution of such amendment have been complied with. The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Owner Trustee's or Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

            5.2. PROTECTION OF TITLE TO TRUST.

            (1) The Seller or the Servicer, or both, shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust and the Indenture Trustee for the benefit of the Noteholders and the Insurer in the Contracts and the proceeds thereof. The Seller or the Servicer, or both, shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.

            (2) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller or the Servicer in accordance with Section 5.2(a) seriously misleading within the meaning of
Section 9-402(7) of the Relevant UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least sixty (60) days' prior written notice thereof and shall have promptly filed such amendments to previously filed financing statements or continuation statements or such new financing statements as may be necessary to continue the perfection of the interest of the Trust and the Indenture Trustee for the benefit of the Noteholders and the Insurer in the Contracts and the proceeds thereof.

            (3) The Seller and the Servicer shall give the Owner Trustee and the Indenture Trustee at least sixty (60) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the Relevant UCC would require the filing of any amendment to any previously filed financing statement or continuation statement or of any new financing statement and shall promptly file any such amendment, continuation statement or any new financing statement. The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States of America.

            (4) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account and the Reserve Account in respect of such Contract.

            (5) The Servicer shall maintain its computer systems so that, from and after the time of the transfer of the Contracts to the Trust pursuant to this Agreement, the Servicer's master computer records (including any back-up archives) that refer to a Contract shall indicate clearly the interest of the Trust and the Indenture Trustee in such Contract and that such Contract is owned by the Trust and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Trust's and the Indenture Trustee's interest in a Contract shall be deleted from or modified on the Servicer's computer systems when, and only when, such Contract shall have been paid in full or repurchased by the Seller or purchased by the Servicer.

            (6) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in any motor vehicle retail installment sale contract or security interest and promissory note to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, compact disks, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold and is owned by the Trust and has been pledged to the Indenture Trustee (unless such Contract has been paid in full or repurchased by the Seller or purchased by the Servicer).

            (7) The Servicer shall permit the Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Contract.

            (8) Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee, within ten (10) Business Days, a list of all Contracts (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Contract Schedule and to each of the Monthly Servicer Reports furnished before such request indicating removal of Contracts from the Trust.

            (9) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

                  (1) promptly after the execution and delivery of each
            amendment to any financing statement, an Opinion of Counsel either
            (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

                  (2) within ninety (90) days after the beginning of each
            calendar year (beginning with the year 2001), an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

            Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

            5.3. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

            5.4. NOTICES. All demands, notices and other communications under this Agreement shall be in writing, personally delivered, sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller, at the following address: 675 Bering Drive, Suite 710, Houston, Texas 77057 Attention: Bennie Duck,(ii) in the case of the Servicer, at the following address: 675 Bering Drive, Suite 710, Houston, Texas 77057, Attention: Bennie Duck, (iii) in the case of the Owner Trustee, at the related Corporate Trust Office, with a copy to Bankers Trust Company, 4 Albany Street, 10th Floor, New York, New York, 10006, Attention: Structured Finance Group, (iv) in the case of the Indenture Trustee, at the related Corporate Trust Office, (v) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (vi) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department, and (vi) in the case of the Insurer, at the following address: MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention:
Insured Portfolio Management, Structured Finance.

            5.5. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this

Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, or of the Notes, or the rights of the Holders thereof.

            5.6. ASSIGNMENT. Notwithstanding anything to the contrary contained herein this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trust, the Indenture Trustee, the Holders of Notes evidencing not less than 66-2/3% of the Note Balance.

            5.7. FURTHER ASSURANCES. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Contracts for filing under the provisions of the Relevant UCC of any applicable jurisdiction.

            5.8. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee, the Insurer, the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            5.9. THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Insurer and their respective successors and permitted assigns. Except as otherwise provided in Section 4.2 and this Article V, no other Person shall have any right or obligation hereunder. The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Trust to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture.

            5.10. ACTIONS BY NOTEHOLDERS .

            (1) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by the Noteholders, such action, notice or instruction may be taken or given by any Noteholder, as applicable, unless such provision requires a specific percentage of the Noteholders.

            (2) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent Holder of such Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

            5.11. COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. .1.

            5.12. AGENT FOR SERVICE. The agent for service of the Seller and the Servicer in respect of this Agreement shall be Bennie Duck, 675 Bering Drive, Suite 710, Houston, Texas 77057.

            5.13. NO BANKRUPTCY PETITION. The Owner Trustee, the Indenture Trustee, the Trust, the Depositor and the Servicer each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, or knowingly or intentionally cooperate or encourage any other Person in instituting against, the Depositor or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law. This Section 5.13 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement and the Indenture Trustee under the Indenture and shall survive the termination of the Trust Agreement and the Indenture.

            5.14. LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE
TRUSTEE.

            (1) Notwithstanding anything contained herein or contemplated hereby to the contrary, this Agreement has been signed by the Owner Trustee not in its individual capacity but solely in its capacity as Owner Trustee of the Trust, and in no event shall the Owner Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto or contemplated hereby, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, the Owner Trustee (as such and in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

            (2) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by the Indenture Trustee not in its individual capacity but solely as Indenture Trustee, and in no event shall the Indenture Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust.

            5.15. CERTAIN RIGHTS OF THE INSURER.

            So long as no Insurer Default shall have occurred and be continuing, the Insurer shall have the right to exercise all rights, including voting rights, which the Noteholders are entitled to exercise pursuant to this Sale and Allocation Agreement, without any consent of such Noteholders; PROVIDED, HOWEVER, that the foregoing shall not apply to the rights of the Noteholders set forth in the proviso to paragraph (b) of Section 5.1 of this Agreement.

            IN WITNESS WHEREOF, parties hereto have caused this Sale and Allocation Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                              FIRST INVESTORS FINANCIAL SERVICES, INC., as
                              Seller

                              By: ______________________________
                                  Name:
                                  Title:

                              FIRST INVESTORS SERVICING CORPORATION,as
                              Servicer

                              By: ______________________________
                                  Name:
                                  Title:

                              FIRST INVESTORS AUTO OWNER TRUST 2000-A

                              By:   BANKERS TRUST (DELAWARE),not in its
                                    individual capacity butsolely as Owner
                                    Trustee

                               By: ______________________________
                                  Name:
                                  Title:


                              FIRST INVESTORS AUTO INVESTMENT CORP.,
                              as Depositor

                              By: ______________________________
                                  Name:
                                  Title:

Accepted and agreed:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee


By: ______________________________
    Name:
    Title:

                                   Schedule 1
                                CONTRACT SCHEDULE

                                   Schedule 2
                           LOCATION OF CONTRACT FILES


Sixth Street and Marquette Avenue
MAC N9311-161
Minneapolis, MN  55479

                                    Exhibit A
                         FORM OF MONTHLY SERVICER REPORT

                                    Exhibit B
                        FORM OF STATEMENT TO NOTEHOLDERS

                                    Exhibit C
                          CREDIT AND COLLECTION POLICY

                                    Exhibit D
                               OFFERING MEMORANDUM

                                    Exhibit E
                          FORM OF ORIGINATOR AGREEMENT


                                       53